UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2017
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.03.    Bankruptcy or Receivership.

On May 11, 2017, the Board of Directors of First NBC Bank Holding Company (“Company”) commenced a voluntary bankruptcy case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Louisiana. The bankruptcy filing follows the appointment of the Federal Deposit Insurance Corporation as receiver of First NBC Bank, the Company’s wholly-owned subsidiary and principal asset, on April 28, 2017, for which the Company has previously announced that it does not expect any recovery. In its Chapter 11 petition, the Company reported that as of May 10, 2017, the amounts of assets and liabilities reflected on its books and records were estimated to be $6.0 million and $65.0 million, respectively.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Company’s voluntary bankruptcy case constitutes an “event of default” under the terms of that certain Indenture, dated February 18, 2015, between the Company, as issuer, and U.S. Bank National Association, as trustee, with respect to $60.0 million in aggregate principal amount of the Company’s 5.75% Subordinated Notes due 2025. Upon such “event of default,” the entire principal and any accrued but unpaid interest became due and payable without further action on the part of the trustee or any other person.
Forward-Looking Statements
This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the result of any bankruptcy proceeding; the actions of Nasdaq concerning the continued listing of the Company on such exchange; the actions of other regulatory agencies which may be taken in response to the Bank’s receivership; the actions of the Company’s creditors in connection with the events disclosed in this report; as well as other factors included in filings made by the Company with the SEC, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made.  Copies of the Company’s reports filed with the SEC are available in the Investor Relations section of the Company’s website, http://ir.firstnbcbank.com. The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 12, 2017
FIRST NBC BANK HOLDING COMPANY

By: /s/ Shivan Govindan
Shivan Govindan
Chairman of the Board